Fifth Street Senior Floating Rate Corp. Announces Management Changes, Including the Promotion of Richard A. Petrocelli to CFO

GREENWICH, CT, July 23, 2014 -- Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR) (“FSFR”) today announced that its Board of Directors made several management changes, including the promotion of Richard A. Petrocelli to Chief Financial Officer.

Prior to his promotion, Mr. Petrocelli served as Chief Accounting Officer of Fifth Street Finance Corp. (NASDAQ:FSC) (“FSC”). Previously, he spent 15 years at Saratoga Partners, a middle market private equity firm, where he was Managing Director and CFO. Additionally, he served as CFO and Chief Compliance Officer of Saratoga Partner’s publicly-traded business development company, Saratoga Investment Corp. and has over 20 years of finance and accounting experience across a wide variety of roles in the asset management industry. Mr. Petrocelli has also been promoted to CFO of FSC.

Steven M. Noreika, who was serving as CFO of FSFR prior to Mr. Petrocelli’s appointment, will take over responsibility for managing the finances of Fifth Street’s growing private funds business along with his continuing role with FSFR’s investment adviser, Fifth Street Management LLC.

In addition, Alexander C. Frank has stepped down as Chief Operating Officer of FSFR. Mr. Frank remains in his role as COO of Fifth Street Management LLC, where he oversees the platform’s finance and operations infrastructure including FSFR, FSC and various Fifth Street private funds. Mr. Petrocelli will continue to report to Mr. Frank.

“As the Fifth Street platform expands, the depth of our team allows us to better align management with our expanded operations. I am pleased to announce Rich Petrocelli’s promotion and I look forward to working with him in his new role as CFO of Fifth Street Senior Floating Rate Corp.,” commented Ivelin M. Dimitrov, FSFR’s President and Chief Investment Officer.

“Steve Noreika remains an invaluable member of Fifth Street’s finance and accounting team and I am excited about his new expanded role within the organization,” stated Leonard M. Tannenbaum, FSFR’s Chief Executive Officer.

About Fifth Street Senior Floating Rate Corp.

Fifth Street Senior Floating Rate Corp. is a specialty finance company that provides financing solutions in the form of floating rate senior secured loans to mid-sized companies, primarily in connection with investments by private equity sponsors.  FSFR’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments while seeking to preserve its capital.  The company has elected to be regulated as a business development company and is externally managed by Fifth Street Management LLC, an SEC-registered investment adviser and leading alternative asset manager with $5 billion in assets under management.  With a track record of more than 16 years, Fifth Street’s nationally recognized platform has the ability to hold loans up to $150 million, commit up to $250 million and structure and syndicate transactions up to $500 million.  Fifth Street Management received the 2014 ACG New York Champion’s Award for “Senior Lender Firm of the Year” and was named both 2013 “Lender Firm of the Year” by The M&A Advisor and “Lender of the Year” by Mergers & Acquisitions. FSFR’s website can be found at fsfr.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:
Dean Choksi, Executive Director of Finance & Head of Investor Relations
(203) 681-3722
dchoksi@fifthstreetfinance.com

Media Contact:
Nick Rust
Prosek Partners
(212) 279-3115 ext. 252
pro-fifthstreet@prosek.com